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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 2003
                                                         -----------------


                               Celsion Corporation
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               (Exact Name of Registrant as Specified in Charter)

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

          Delaware                       000-14242                    52-1256615
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(State or Other Jurisdiction            (Commission                  (IRS Employer
     of Incorporation)                  File Number)              Identification No.)
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10220-I Old Columbia Road, Columbia, Maryland                       21046-1705
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(Address of principal executive office)                             (Zip Code)


Registrant's telephone number, including area code:  (410) 290-5390
                                                     ---------------------------


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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

        Celsion Corporation ("Celsion" or the "Company") and Boston Scientific Corporation ("BSC") have entered into a Distribution Agreement dated as of January 21, 2003 ("Distribution Agreement"), pursuant to which the Company has granted BSC exclusive rights to market and distribute the Company's Microwave BPH 800 Urethroplasty(TM) System and its component parts for the treatment of benign prostatic hyperplasia (the "Product") in all territories other than China, Taiwan, Hong Kong, Macao, Mexico and Central and South America for a period of seven years beginning on the date Celsion is first able to ship the Product (the "Launch Date"). The parties will share gross sales (less certain defined costs and expenses) attributable to the Product. A copy of the Distribution Agreement (subject to a request for confidential treatment as to certain terms) is attached as Exhibit 99.1 to this Report on Form 8-K.

        The Company and BSC have also entered into a Transaction Agreement effective January 20, 2003 ("Transaction Agreement"). Pursuant to the Transaction Agreement, upon attainment of specified milestones by Celsion prior to the Launch Date, BSC will make equity investments in Celsion through the purchase of Celsion Common Stock at a premium to the market price for such Common Stock over various measurement periods. On January 21, 2003, BSC purchased 9,375,354 shares of the Company's Common Stock for $5 million. A copy of the Transaction Agreement (subject to a request for confidential treatment as to certain terms) is attached as Exhibit 99.2 to this Report on Form 8-K.

        Pursuant to the Distribution and Transaction Agreements, upon Celsion's meeting certain milestones, BSC will pay Celsion up to an additional $10 million through a combination of license fees and additional equity investments.

        The Company has also granted BSC the exclusive right to purchase the assets and technology relating to the manufacture, marketing, sale, distribution and/or research and development of products using thermal therapy for the treatment of benign prostatic hyperplasia. This option is exercisable for a period of five years, with the option price being calculated based on worldwide sales of the Product, subject to a minimum price of $60 million. Additionally, for a period of up to seven years, the Company has granted BSC the right to (i) match any unsolicited offer that the Company may receive for any other product developed by the Company and (ii) make a written offer to the Company in the event the Company desires to sell, license or distribute any product developed by it.

        On January 20, 2003, the Company issued a press release regarding the transactions and agreements with BSC summarized above. A copy of that press release is attached as Exhibit 99.3 to this Report on Form 8-K.




                                      -2-
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                CELSION CORPORATION



Date: January 21, 2003          By: /s/ Daniel S. Reale
                                    ---------------------------------------
                                    Daniel S. Reale
                                    Executive Vice President and
                                    President of BPH Division

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                                  EXHIBIT INDEX

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
Exhibit        Description
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
99.1           Distribution Agreement dated as of January 21, 2003 by and between Celsion Corporation and Boston Scientific Corporation
               (Confidential Treatment requested)

99.2 Transaction Agreement effective as of January 20, 2003 by and between Celsion Corporation and Boston Scientific Corporation (Confidential Treatment requested)

99.3           Press Release dated January 20, 2003
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